Exhibit 23.2






                     CONSENT OF INDEPENDENT AUDITOR



We consent to the incorporation by reference in Northern Empire Bancshares' Registration Statement on Form S-8 of our report on our audits of the consolidated financial statements of Northern Empire Bancshares as of and for the years ended December 31, 2000 and 1999. Our report, which is dated January 26, 2001, appears in the Annual Report on Form 10-K of Northern Empire Bancshares for the year ended December 31, 2000.

                                        /s/ MOSS ADAMS LLP

Santa Rosa, California
March 16, 2001